Two Harbors Investment Corp.
Reports Second Quarter 2010 Financial Results

NEW YORK, August 4, 2010 – Two Harbors Investment Corp. (NYSE Amex:  TWO; TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities, today announced its financial results for the quarter ended June 30, 2010.

Second Quarter 2010 Highlights:

•	Portfolio delivered average annualized yield of 5.4%, an approximate 45 basis point increase over the prior quarter yield.

•	Agency securities avoided the impact of GSE buyouts and experienced a three-month average Constant Prepayment Rate of 12.5%.

•	Reduced weighted operating expense ratio by approximately 100 basis points through the raise of additional capital.

•	Declared a dividend of $0.33 per common share, or 16% dividend yield, based upon June 30, 2010, closing price of $8.25.

“April marked an important milestone for Two Harbors” said Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “The completion of the secondary offering, which raised net proceeds of $107 million, enabled the company to expand its portfolio while simultaneously realizing economies of scale through an approximate 100 basis point reduction in operating expenses.  As we enter into the second half of 2010, we believe the portfolio’s full earnings potential will drive realized earnings and cash flow, providing attractive dividends to our shareholders.”

Operating Performance

The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2010:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q1-2010			Q2-2010			Q2 YTD 2010
		Earnings per			Earnings per			Earnings per
		diluted	Return on		diluted	Return on		diluted	Return on
		weighted	average		weighted	average		weighted	average
Earnings	Earnings	share	equity	Earnings	share	equity	Earnings	share	equity
Core Earnings[1]	$3,929	$0.29	12.6%	$5,764	$0.26	11.4%	$9,693	$0.54	11.9%
GAAP Net Income	$5,327	$0.40	17.1%	$4,088	$0.18	8.1%	$9,415	$0.52	11.5%
Adjusted GAAP Earnings[2]	$6,072	$0.45	19.5%	$6,777	$0.30	13.4%	$12,848	$0.72	15.7%
Comprehensive Income	$8,827	$0.66	28.3%	$3,360	$0.15	6.7%	$12,187	$0.68	14.9%

Operating Metrics	Q1-2010	Q2-2010
Dividend per common share	$0.36	$0.33
Book value per diluted share at period end	$9.38	$8.70
Expenses as a percentage of average equity	3.2%	2.2%

(1) Core Earnings is a non-GAAP measure that the Company defines as net income, excluding impairment losses, gains or losses on sales of securities, unrealized gains or losses on interest rate swaps, gains or losses on other derivative instruments and certain non-recurring expenses.
(2) Adjusted GAAP Earnings is a non-GAAP measure that the Company defines as GAAP Net Income excluding the unrealized fair value gains and losses associated with the Company's interest rate swaps.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended June 30, 2010 of $5.8 million or $0.26 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2010 of $3.9 million or $0.29 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities (RMBS) for $14.9 million with an amortized cost of $14.1 million for a net realized gain of $0.8 million.  In addition, the company recognized in earnings an unrealized loss, net of tax, of $2.7 million associated with its interest rate swaps, and net gains on other derivative instruments of approximately $0.2 million.

The company reported GAAP net income of $4.1 million or $0.18 per diluted weighted average share outstanding for the quarter ended June 30, 2010, as compared to $5.3 million or $0.40 per diluted weighted average share outstanding for the quarter ended March 31, 2010.  On a GAAP basis, the company provided an annualized return on average equity of 8.1% and 17.1% for the quarters ended June 30, 2010 and March 31, 2010, respectively.

“Management considers Adjusted GAAP Earnings and comprehensive income as the leading indicators of the company’s operating performance,” said Jeff Stolt, Two Harbors’ Chief Financial Officer.  “We believe Adjusted GAAP Earnings best represents the company’s realized earnings and cash flow necessary to declare and pay its dividend.  We believe comprehensive income is the best GAAP measure of the overall performance of the company.”

Two Harbors reported Adjusted GAAP Earnings for the quarter ended June 30, 2010, of $6.8 million or $0.30 per diluted weighted average common share outstanding as compared to Adjusted GAAP Earnings for the quarter ended March 31, 2010, of $6.1 million or $0.45 per diluted weighted average common share outstanding.  On an Adjusted GAAP Earnings basis, the company recognized an annualized return on average equity of 13.4% and 19.5% for the comparative periods.  “Adjusted GAAP Earnings” represents a non-GAAP measure and is defined as GAAP net income (loss) exclusive of unrealized gains and losses from interest rate swaps.

The company reported comprehensive income of $3.4 million or $0.15 per diluted weighted average share outstanding for the quarter ended June 30, 2010, as compared to comprehensive income of $8.8 million or $0.66 per diluted weighted average share outstanding for the quarter ended March 31, 2010.  The decrease is primarily attributable to unrealized mark-to-market losses associated with our interest rate swaps, the dilutive impacts of April’s stock offering and portfolio construction costs in the form of “bid-offer” spreads that were incurred during deployment of the capital raised in the offering.  On a comprehensive income basis, the company recognized an annualized return on average equity of 6.7% and 28.3% for the comparative periods.  For the first two quarters of 2010, the annualized return on average equity is 14.9%.

Other Key Operating Metrics
Two Harbors declared a quarterly dividend of $0.33 per common share for the quarter ended June 30, 2010 and $0.36 per common share for the quarter ended March 31, 2010.  The annualized dividend yield on the company’s common stock for the quarter ended June 30, 2010, based on the June 30, 2010 closing price of $8.25, was 16.0%.

The company’s book value per diluted share, after giving effect to the second quarter $0.33 dividend, was $8.70 as of June 30, 2010, compared to $9.38 as of March 31, 2010.  The decrease is primarily attributable to the aforementioned effects of the stock offering in the second quarter and unrealized losses from interest rate swaps, in addition to “bid-offer” spreads attendant to and lead times associated with deployment of the new capital.  The quarterly numbers do not capture the full earnings potential for the portfolio as the incremental capital was earning income in the portfolio for only 31 days on a weighted average basis. Two Harbors has now completed the investment of the proceeds from the stock offering.

Operating expenses for the second quarter were approximately $1.1 million, or 2.2% of average equity, compared to approximately $1.0 million, or 3.2%, for the first quarter.

Portfolio Summary

For the quarter ended June 30, 2010, the annualized yield on average RMBS available-for-sale securities was 5.4% and the annualized cost of funds on the average borrowings was 0.6%, which resulted in a net interest rate spread of 4.8%.  This is an approximate 35 basis point increase over the annualized interest rate spread for the quarter ended March 31, 2010.  The company reported debt-to-equity, defined as total borrowings to fund RMBS and Agency derivatives divided by total equity, of 3.2:1.0 and 3.6:1.0 at June 30, 2010 and March 31, 2010, respectively.

In the second quarter, the company deployed proceeds from its April capital raise which resulted in a RMBS portfolio as of June 30, 2010 with a total value of $832.4 million, comprised of $637.8 million Agency RMBS and $194.7 million non-Agency RMBS.  In addition, the company held $145.4 million of U.S. Treasuries.  As of June 30, 2010, fixed-rate securities comprised 48.9% of the company’s RMBS portfolio and adjustable-rate securities comprised 51.1% of the company’s RMBS portfolio.

Two Harbors was a party to interest rate swaps as of June 30, 2010 with an aggregate notional amount of $400.0 million, of which $250.0 million was utilized to economically hedge interest rate risk associated with the company’s short-term LIBOR-based repurchase agreements.  This notional position represents 34.6% of the company’s $722.0 million in outstanding borrowings collateralized by RMBS and Agency derivatives.

The following table summarizes the company’s portfolio:

Two Harbors Portfolio

(dollars in thousands, except per share data)
RMBS Portfolio Composition	As of June 30, 2010
Agency Bonds
Fixed Rate Bonds	$339,595	40.8%
Hybrid ARMS	298,178	35.8%
Total Agency	637,773	76.6%
Non-Agency Bonds
Senior Bonds	157,409	18.9%
Mezzanine Bonds	37,265	4.5%

Total Non-Agency	194,674	23.4%
Aggregate RMBS Portfolio	$832,447

Fixed-rate investment securities as a percentage of RMBS portfolio	48.9%
Adjustable-rate investment securities as a percentage of RMBS portfolio	51.1%

	For the Quarter Ended
Portfolio Metrics	June 30, 2010
Annualized yield on average RMBS available-for-sale securities during the quarter
Agency securities	3.5%
Non-Agency securities	11.3%
Aggregate Portfolio	5.4%
Annualized cost of funds on average repurchase balance during the quarter for RMBS	0.6%
Annualized interest rate spread for RMBS during the quarter	4.8%
Weighted average cost basis of principal and interest securities
Agency	$105.7
Non-Agency	$59.2
Weighted average three month CPR for our portfolio
Agency	12.5%
Non-Agency	12.9%
Debt-to-equity ratio at period-end[1]	3.2 to 1.0

 (1) Defined as total borrowings to fund RMBS and Agency derivatives to total equity.

Agency securities owned by Two Harbors at June 30, 2010 experienced a three-month average Constant Prepayment Rate (CPR) of 12.5% during the second quarter of 2010 as compared to 16.2% during the first quarter of 2010.   The weighted average cost basis of the Agency portfolio was 105.7% of par as of June 30, 2010 and 105.0% of par as of March 31, 2010.  The net premium amortization was $2.8 million and $2.5 million for the quarters ended June 30, 2010 and March 31, 2010, respectively.

Non-Agency securities owned by Two Harbors at June 30, 2010 experienced a three-month average CPR of 12.9% during the second quarter of 2010 as compared to 11.6% during the first quarter of 2010.   The weighted average cost basis of the non-Agency portfolio was 59.2% of par as of June 30, 2010 and 56.8% of par as of March 31, 2010.  The discount accretion was $2.5 million and $1.1 million for the quarters ended June 30, 2010 and March 31, 2010, respectively.  The total net discount remaining was $184.9 million and $118.8 million as of June 30, 2010 and March 31, 2010, respectively.

Conference Call

Two Harbors Investment Corp. will host a conference call on August 5, 2010, at 9:00 a.m. EST to discuss second quarter 2010 financial results and related information.  To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time.  You may also listen to the teleconference live via the Internet at www.twoharborsinvestment.com under the Webcast link.  For those unable to attend, a telephone playback will be available beginning at 12 p.m. EDT on August 5, 2010 through 9 p.m. EDT on August 12, 2010. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Confirmation Code 87733680. The call will also be archived on the company’s website under the Webcast link.

About Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invest in residential mortgage-backed securities.  Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P.  Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results.  Factors that could cause actual results to differ include, but are not limited to, higher than expected operation costs, the rate at which we are able to deploy our available capital, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items.  Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends.  The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors’ operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP.  Our GAAP financial results and the reconciliations from these results should be carefully evaluated.  See the GAAP to Non-GAAP reconciliation table on page 9 of this release.

Additional Information

Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to:  Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN  55305, telephone 612-238-3300.

Contact

Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Interest income:
Available-for-sale securities	$9,088	$-	$15,241	$-
Cash and cash equivalents	37	7	43	55
Total interest income	9,125	7	15,284	55
Interest expense	863	-	1,381	-
Net interest income	8,262	7	13,903	55
Other income:
Gain on sale of investment securities, net	834	-	2,031	-
Loss on interest rate swap agreements	(4,054)	-	(5,601)	-
Gain on other derivative instruments	152	-	1,098	-
Total other income	(3,068)	-	(2,472)	-
Expenses:
Management fees	748	-	1,205	-
Operating expenses	1,132	1,386	2,120	1,706
Total expenses	1,880	1,386	3,325	1,706
Net income (loss) before income taxes	3,314	(1,379)	8,106	(1,651)
Benefit from income taxes	774	155	1,309	247
Net income (loss)	4,088	(1,224)	9,415	(1,404)
Accretion of Trust Account income relating to common stock
subject to possible conversion	-	(37)	-	(68)
Net income (loss) attributable to common stockholders	$4,088	$(1,261)	$9,415	$(1,472)

Net income (loss) available per share to common stockholders,
basic and diluted:	$0.18	$(0.05)	$0.52	$(0.06)

Weighted average shares outstanding:
Basic	22,438,121	24,936,558	17,933,689	24,936,558
Diluted	22,466,691	24,936,558	17,959,072	24,936,558

Comprehensive income (loss):
Net income (loss)	$4,088	$(1,224)	$9,415	$(1,404)
Other comprehensive income
Net unrealized gain on available-for-sale securities, net of tax	(728)	-	2,772	-
Other comprehensive income	(728)	-	2,772	-
Comprehensive income (loss)	$3,360	$(1,224)	$12,187	$(1,404)

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

ASSETS	June 30,	December 31,
	2010	2009
	(unaudited)

Available-for-sale securities, at fair value	$977,884	$494,465
Cash and cash equivalents	71,441	26,105
Total earning assets	1,049,325	520,570
Restricted cash	18,647	8,913
Accrued interest receivable	3,757	2,580
Due from counterparties	20,765	4,877
Derivative assets, at fair value	32,633	364
Prepaid expenses	118	572
Deferred tax assets	894	-
Prepaid tax assets	632	490
Total Assets	$1,126,771	$538,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$866,278	$411,893
Derivative liabilities, at fair value	21,636	-
Accrued interest payable	460	114
Deferred tax liabilities	-	124
Accrued expenses and other liabilities	2,422	1,030
Dividends payable	8,622	3,484
Total liabilities	899,418	416,645

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000
shares authorized; no shares issued and
oustanding	-	-
Common stock, par value $0.01 per share;
450,000,000 shares authorized and 26,067,590
and 13,379,209 shares issued and
outstanding, respectively	261	134
Additional paid-in capital	238,521	131,756
Accumulated other comprehensive income (loss)	1,822	(950)
Cumulative (losses) earnings	3,680	(5,735)
Cumulative distributions to stockholders	(16,931)	(3,484)
Total stockholders’ equity	227,353	121,721
Total Liabilities and Stockholders’ Equity	$1,126,771	$538,366

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Reconciliation of net income (loss) attributable to common
stockholders to Core Earnings:
Net income (loss) attributable to common stockholders	$4,088	$(1,261)	$9,415	$(1,472)
Adjustments for non-core earnings:
Gain on sales of securities, net of tax	(834)	-	(2,031)	-
Unrealized loss on interest rate swap agreements, net of tax	2,689	-	3,433	-
Gain on other derivative instruments, net of tax	(179)		(1,124)
Core Earnings	$5,764	$(1,261)	$9,693	$(1,472)

Weighted average shares outstanding - diluted	22,466,691		17,959,072
Core Earnings per weighted average share outstanding - diluted	$0.26	NM	$0.54	NM

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of net income (loss) attributable to common
stockholders to Adjusted GAAP Earnings:

Net income (loss) attributable to common stockholders	$4,088	$(1,261)	$9,415	$(1,472)

Adjustments to GAAP Net Income:
Unrealized loss on interest rate swap agreements, net of tax	2,689	-	3,433	-
Adjusted GAAP Earnings	$6,777	$(1,261)	$12,848	$(1,472)

Weighted average shares outstanding - diluted	22,466,691		17,959,072
Adjusted GAAP Earnings per weighted average share outstanding - diluted	$0.30	NM	$0.72	NM